UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2008
FIRSTFLIGHT, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52593	87-0617649

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

236 Sing Sing Road, Elmira-Corning Regional Airport, Horseheads, NY	14845

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (607) 739-7148
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01. Entry into a Material Definitive Agreement.
     Effective September 26, 2008, FirstFlight, Inc. (the “Company”) completed a revolving line of credit agreement (the “Credit Facility”) with Five Star Bank (the “Bank”). The Credit Facility provides the Company with a $1,000,000 revolving line of credit with the Bank. Amounts outstanding under the Credit Facility will bear interest at a rate equal to the prime rate published in the Wall Street Journal form time to time minus 62.5 basis points. The Company is required to repay the Credit Facility on demand by the Bank. The Credit Facility is secured by all of the Company’s assets pursuant to a General Security Agreement between the Company and the Bank (the “Security Agreement”).
     The Credit Facility, the Security Agreement and a letter dated September 26, 2008 notifying the Company of the effectiveness of the Credit Facility are included with this Current Report on Form 8-K as Exhibits 99.1, 99.2 and 99.3, respectively.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Line of Credit Note dated as of September 10, 2008 by and between FirstFlight, Inc. and Five Star Bank.

99.2	General Security Agreement dated as of September 10, 2008 between FirstFlight, Inc. and Five Start Bank.

99.3	Notice from Five Star Bank to the Company dated September 26, 2008 regarding effectiveness of the Line of Credit Note.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstFlight, Inc.
Date: October 2, 2008	By:	/s/ Keith P. Bleier
Keith P. Bleier
Senior Vice President and Chief Financial Officer